                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        Pursuant To Section 13 Or 15(d)
                     Of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported) May 16, 1997
                                                 ----------------------


                            ROPER INDUSTRIES, INC.
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            (Exact name of registrant as specified in its charter)



           Delaware                     0-19818            51-0263969
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    (State or other jurisdiction        (Commission      (I.R.S. Employer
    of incorporation or organization)   File Number)     Identification No.)



           160 Ben Burton Road,        Bogart, Georgia          30622
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    (Address of principal executive offices)



                                 (706)369-7170
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             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 16, 1997, Roper Acquisition, Inc. (the "Company"), a wholly-owned subsidiary of Roper Industries, Inc. ("Roper"), completed the acquisition of the operating assets of Princeton Instruments, Inc. ("PI"), whose principal office is located in Trenton, New Jersey, and all of the stock of PI's foreign sales affiliates located in France, Great Britain, Japan and the Netherlands (PI and the foreign affiliates collectively are referred to hereafter as "Princeton"). The acquisition also included the real estate at PI's principal office location.

Princeton designs, manufactures and markets spectral and digital imaging cameras and is a technological and market leader world-wide in most of its market segments. Princeton supplies a diverse end-user base that includes the scientific research market, industrial research markets and various industrial process markets. The Company intends to continue Princeton's business of developing, manufacturing and selling spectral and digital imaging products.

There were no prior material relationships between the Company or its affiliates and Princeton, its sole shareholder, officers or directors. The purchase price of $40.4 million was determined by arms-length negotiations and consisted of $37.4 million cash, paid at closing, and $3.0 million Roper common stock, delivered on May 23, 1997. $2.0 million of the common stock paid as part of the purchase price was placed in an escrow account established pursuant to an escrow agreement entered into for the purpose of securing certain of Princeton's indemnification obligations contained in the purchase agreement pursuant to which the acquisition was completed. Other direct costs to the Company associated with the acquisition of Princeton are approximately $.2 million.

The acquisition of Princeton will be accounted for as a purchase.

The acquisition of Princeton was financed primarily by borrowings under Roper's new $200 million revolving credit agreement, which was entered into on May 15, 1997, amending and replacing a $100 million facility.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(C)       EXHIBITS

     2 Asset Purchase Agreement dated May 16, 1997, by and among Roper Acquisition, Inc., Roper Industries, Inc., Princeton Instruments, Inc. and Yair Talmi.

     3    Amended and Restated By-laws dated May 13, 1997.

     4 Third Amended and Restated Credit Agreement dated May 15, 1997 by and among Roper Industries, Inc., and NationsBank, N.A. (South) and the lenders party hereto from time to time.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ROPER INDUSTRIES, INC.
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                                         (Registrant)


Date    May 30,1997                 By /s/ Martin S. Headley
     -------------------               ---------------------------
                                           Martin S. Headley
                                           Vice President and
                                           Chief Financial Officer

                                 EXHIBIT INDEX

Number         Exhibit
------         --------

2         Asset Purchase Agreement* dated May 16, 1997, by and among Roper
               Acquisition, Inc., Roper Industries, Inc., Princeton Instruments, Inc. and Yair Talmi.

3         Amended and Restated By-laws dated May 13, 1997.

4         Third Amended and Restated Credit Agreement dated May 15, 1997 by and among Roper Industries, Inc., and NationsBank, N.A. (South) and the lenders party hereto from time to time.

================================================================================

* The following schedules or similar attachments to the above Exhibit have been omitted and will be furnished supplementally to the Commission upon request.

Exhibits

  1(d)              Potential Claims
  2(h)(iii)(C)      Non-Competition Agreement
  5(a)(iii)         Third Party Consents
  5(a)(viii)        PII and Stockholder Opinion of Counsel
  5(b)(vi)          Parent and Buyer Opinion of Counsel
  8(b)(iii)         Escrow Agreement

Annexes

  A                 Record and Beneficial Holders of Capital Stock of
                    PII and the Affiliates

Schedules

  3(a)(i) Record and Beneficial Holders of Capital Stock of PII and the Affiliates as of Closing (exclusive of directors shares)

  3(c)              Material contract Approvals and Consents

  3(e)              Title to Assets

  3(h)              Events Subsequent to Date of Financial Statements
                    (March 31, 1997)

  3(k)              Tax Matters

  3(l)(ii)          Real Property Leases

  3(m)(ii)          Intellectual Property Claims

  3(m)(iii)         Intellectual Property Registrations

  3(m)(iv)          Licensed Intellectual Property

  3(p) - Part 1     Material Contracts

  3(p) - Part 2     Material Contracts Defaults

  3(s)              Product Liability Insurance Policies

  3(t)              Litigation

  3(u)              Product Warranty Standard Terms of Sale

  3(v)              Product Liability Claims

  3(w)              Employees

  3(x)              Employee Benefits

  3(y)              Guaranties

  3(aa)             Certain Business Relationships